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                                                                    Exhibit 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 31, 1998 on our audits of the financial statements of EarthWeb Inc. as of December 31, 1997 and 1996 and for the three-year period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                                      PricewaterhouseCoopers LLP

New York, New York
January 4, 1999